                                                                       EXHIBIT 5





                               EXCHANGE AGREEMENT





                          SHELL LAND & ENERGY COMPANY

                             SHELL WESTERN E&P INC.


                                      AND

                             PLAINS RESOURCES INC.

                               TABLE OF CONTENTS



1.       PROPERTIES BEING EXCHANGED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         (a)     Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         (b)     Fee Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         (c)     Rights in Production . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         (d)     Rights; Working Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         (e)     Easements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         (f)     Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         (g)     Wells  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         (h)     Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         (i)     Equipment & Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         (j)     Exclusions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

2.       CONSIDERATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

3.       CLOSING AND PERFORMANCE DEPOSIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         (a)     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         (b)     At Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

4.       FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

5.       EXCHANGE EFFECTIVE DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

6.       PRE-ACQUISITION REVIEW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         (a)     Review of the SHELL Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         (b)     Conditions to Review . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         (c)     Review Results . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

7.       DISCLAIMERS/ACKNOWLEDGMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         (a)     No Warranty, Express or Implied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         (b)     Acknowledgments of Grantee at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

8.       INDEPENDENT EVALUATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

9.       CONSENTS; PREFERENTIAL RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (a)     SHELL Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (b)     PLAINS Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

10.      TITLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (a)     Title Examination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (b)     Significant Title Defect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (c)     Personal Property Inventory List . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

11.      REPRESENTATIONS BY SHELL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         (a)     Due Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         (b)     Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         (c)     Duly Executed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         (d)     No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         (e)     No Liens or Royalty Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

12.      REPRESENTATIONS OF PLAINS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         (a)     Due Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         (b)     Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         (c)     Duly Executed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         (d)     No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (e)     Hazardous Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (f)     Environmental Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

13.      SHELL'S CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (a)     Representations True . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (b)     No Pending Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (c)     No Act of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (d)     H-S-R  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

14.      PLAINS' CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (a)     Representations True . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (b)     No Pending Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (c)     No Act of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (d)     H-S-R  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (e)     No Material Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

15.      OPERATIONS AND PRODUCTION PRIOR TO CLOSING:  SHELL PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . .  14
         (a)     Operations Prior to Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         (b)     Closing Settlement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         (c)     Interim Accounting, Payment and Collection Services  . . . . . . . . . . . . . . . . . . . . . . . .  14

16.      TAXES, COSTS, AND FEES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         (a)     Taxes and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         (b)     No Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

17.      OPERATIONS BY GRANTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         (a)     Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         (b)     Assumption of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

18.      INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         (a)     General Indemnity by GRANTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         (b)     Environmental Indemnity by GRANTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         (c)     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         (d)     Indemnified Party's Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

         (e)     GRANTEE'S Indemnification and Financial Obligations to GRANTOR to Survive
                 Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         (f)     SHELL Acknowledgment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

19.      EXISTING CONTRACTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         (a)     Assumption of Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

20.      NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

21.      PARTIES IN INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

22.      COMPLETE AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

23.      SHELL ACTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

24.      APPLICABLE LAW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

25.      MISCELLANEOUS PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         (a)     Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         (b)     Partial Invalidity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         (c)     Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         (d)     Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         (e)     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         (f)     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         (g)     Signs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         (h)     Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         (i)     No Recording . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         (j)     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         (k)     Exhibits and Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         (l)     Time of Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         (m)     H-S-R  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         (n)     No Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         (o)     File Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         (p)     Rule 430 Nox Reduction Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         (q)     Pismo Creek Pipeline Crossing Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         (r)     Operational Continuity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

26.      CALL ON PRODUCTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                               EXCHANGE AGREEMENT


         SHELL Land & Energy Company, a Delaware corporation, and SHELL Western E&P Inc., a Delaware corporation, herein collectively referred to as "SHELL," and PLAINS RESOURCES INC., a Delaware corporation, herein referred to as "PLAINS," enter into this Exchange Agreement, herein called the "AGREEMENT," in consideration of the parties' agreement to exchange the SHELL Property (as defined below) for the PLAINS Property (as defined below), all pursuant to the terms and conditions of this AGREEMENT. SHELL also agrees that it may be referred to herein as the "GRANTOR" of the SHELL Property and the "GRANTEE" of the PLAINS Property. PLAINS agrees also that it may be referred to as the "GRANTOR" of the PLAINS Property and the "GRANTEE" of the "SHELL" Property. Additionally, PLAINS and SHELL agree that they may also be referred to herein individually as a "Party" or, collectively, as the "Parties."

         1. PROPERTIES BEING EXCHANGED. Subject to the terms and conditions set forth hereinafter, SHELL conveys to PLAINS the SHELL Property (as defined below) and PLAINS conveys to SHELL the PLAINS Property (as defined below), and tenders additional consideration therefor, in the manner and of the type and amount as hereinafter required. For purposes of this AGREEMENT, the "SHELL Property", is the property set forth on Exhibit "A-1" attached hereto, and the "PLAINS Property" is the Participation Agreement dated November 10, 1997 (the "Murphy/Callon Agreement") with Murphy Oil Corporation and Callon Petroleum Operating Company (together, "Murphy/Callon") which is attached hereto as Exhibit "A-2". PROPERTY shall mean all of GRANTOR's right, title, and interest in and to (i) the property and property interests described in Exhibits "A-1", "A-2" or "A-3" hereto, and (ii) all property and property interests listed in subsections (a) through (i) of this section 1, to the extent such property or property interests are a part of, grant rights in, or with respect to, or are located on the property and property interests described in Exhibits "A-1", "A-2" or "A-3"; but excluding the property specified in subsection (j).

                 (a) Leases. Leasehold interests in oil, gas, or other minerals, including working interests, carried working interests, rights of assignment and reassignment, and other interests under or in oil, gas or mineral leases, and interests in rights to explore for and produce oil, gas, and other minerals.

                 (b) Fee Interests. Fee interests to the surface and in oil, gas or other minerals, including rights under mineral deeds, conveyances, or assignments.

                 (c) Rights In Production. Royalties, overriding royalties, production payments, rights to take royalties in kind, or other interests in production of oil, gas, or other minerals.

                 (d) Rights; Working Interests. Rights and interests in or derived from unit agreements, orders or decisions of state and federal regulatory authorities establishing units, joint operating agreements, enhanced recovery and injection agreements, farmout agreements and farmin agreements, options, drilling agreements, exploration agreements, assignments of operating rights, working interests, subleases, and rights above or below certain footage depths, horizons or interests described in paragraphs a-c above except those contracts or agreements described in subsection (j) below.

                 (e) Easements. To the extent transferable, rights-of-way, surface or ground leases, easements, servitudes, and franchises located on or granting rights to the property or property interests described in Exhibits "A-1" or "A-2" hereto and acquired or used in connection with operations for the exploration, production, processing, and transportation of oil, gas or other minerals with respect to the properties and interests described in subsections (a)-(d) above, and such other rights-of-way, surface or ground leases, easements, and servitudes specifically listed on SCHEDULE "1(e)"
hereto, which are not located on or grant rights to such property and property interests, but which were acquired or used in such operations with respect to such property and property interests.

                 (f) Permits. To the extent transferable, permits and licenses of any nature owned, held, or operated in connection with operations for the exploration and production, processing and transportation of oil, gas, or other minerals.

                 (g) Wells. Producing, non-producing, shut-in oil and abandoned oil and gas wells, salt water disposal wells, injection wells, and water wells located on the property or property interests described in Exhibits "A-1" or "A-2" hereto and used in connection with the properties or interests described in subsections (a)-(f) above.

                 (h) Facilities. All facilities, buildings, improvements, gas plants, gathering lines, flow lines, injection lines, and pipelines and appurtenances located on the real property and on lands included in the property and property interests described on Exhibits "A-1" or "A-2".

                 (i) Equipment and Personal Property. All surface and down-hole equipment, fixtures, inventory, and personal property located on the property and property interests described in Exhibits "A-1" or "A-2" hereto, and used in connection with the properties or interests described in subsections (a)-(h) above, but excluding all property described in subsection
(j) below.

                 (j) Exclusions. The PROPERTY shall not include any rights-of-way, surface or ground leases, easements, franchises, permits, licenses, or other contracts or agreements which by their own terms are not transferable, Proprietary Data (as defined in subsection 25(o)), rental equipment, computer software, televisions, VCRs, copy machines, and store stock left on consignment and belonging to third parties.

         2. CONSIDERATION. As consideration for the exchange, SHELL conveys to PLAINS the SHELL Property described on Exhibit "A-1" and PLAINS conveys to SHELL the Property described on Exhibit "A-2" and the Preferred Stock and the Warrant to Purchase Common Stock of PLAINS (the "Warrant") described on Exhibit "A-3".

         3.      CLOSING.

                 (a) Closing. Closing is on November 10, 1997, (the "Closing Date"), at a time and place to be designated by SHELL. "Closing" shall mean the consummation of the exchange by transfer of SHELL'S and PLAINS' ownership in the PROPERTY, payment of all exchange consideration, and transfer of the operation and possession of the PROPERTY.

                 (b)      At Closing:

                          Conveyance.  SHELL will convey the SHELL PROPERTY to
PLAINS and PLAINS will convey the PLAINS Property to SHELL by executing and delivering (i) an Assignment and Conveyance and Grant Deed, (ii) Assignment of Contractual Rights, and (iii) a Personal Property Agreement and Bill of Sale in substantially the form attached hereto as Exhibits "B-1", "B-2" and "C" respectively, and both shall deliver to the other a Non-Foreign Affidavit in substantially the form attached hereto as Exhibits "D" and "F". In addition, PLAINS will execute and deliver to SHELL a certificate for 46,600 Shares of Preferred Stock designated Series D Cumulative Convertible Preferred Stock and the Warrant to Purchase 150,000 Shares of Common Stock as described on Exhibit "A-3".

         4. FURTHER ASSURANCES. GRANTOR and GRANTEE each agree to execute and deliver to the other Party all division orders, letters in lieu, transfer orders, and all other documents necessary to fully vest in GRANTEE the rights, obligations, and benefits acquired pursuant to this AGREEMENT.

         5. EXCHANGE EFFECTIVE DATE. The exchange herein shall be effective as of November 1, 1997, at 12:00 a.m. Pacific Standard Time, herein called the "Effective Date." All revenues and expenses of the SHELL PROPERTY from November 1, 1997, to the Closing Date shall be for the account of PLAINS.

         6. PRE-ACQUISITION REVIEW. SHELL acknowledges that PLAINS has no files, records or any information regarding the properties which are the subject of the Murphy/Callon Agreement. The following provisions of this Paragraph 6 relate to the SHELL Property only.

                 (a) Review of the SHELL Property. PLAINS and its employees, agents, and contractors have had the right and opportunity, but not the obligation, to do the following (the "Pre-Acquisition Review"), at its sole cost and expense but with the cooperation and assistance of SHELL:

                          (1)     [omitted]*

                          (2)     To inspect and review at SHELL's and its
affiliates' offices, all non-privileged and non-proprietary files, records, documents, and data related to the above matters, including, but not limited to, any of the following which SHELL may have: Original Well Record Files on all wells (i.e., all wells situated on the SHELL Property), Regulatory, Accounting, Marketing, Environmental, Land, Contracts, Pipeline, Maintenance, Transportation, Processing, Exploration, Production, and Engineering files and records. Non-proprietary files, records, documents, and data mean those which do not constitute Proprietary Data as described in subsection 25(o) below.

                 (b) Conditions to Review. Prior to the commencement of the Pre-Acquisition Review, SHELL and PLAINS agreed that the following conditions were satisfied:

* Note: The term "omitted" as used throughout this exhibit is in complete conformity to the executed agreement.

                          (1)     PLAINS delivered a Pre-Acquisition Review
plan to SHELL, including the identity of any party participating in or associated with the plan, and an estimated timetable for events under the plan. Such plan was approved in writing by SHELL;

                          (2)     PLAINS signed and delivered to SHELL an
agreement for Indemnification and Responsibility for Damages in the form of Exhibit "E" attached hereto (the "Indemnification Agreement");

                          (3)     PLAINS maintained the results of its
investigation, testing, and evaluation and review of files and records, including title examination reviews, confidential in accordance with the provisions, terms, and conditions of that certain Confidentiality Agreement entered into on the SHELL Property between SHELL and PLAINS, dated February 26, 1997 a copy of which is attached hereto as Exhibit "K" (the "Confidentiality Agreement"); and

                          (4)     PLAINS provided SHELL a copy of  final
assessment reports of or about the SHELL Property, including reports, data, and conclusions developed pursuant to such reports and the Pre-Acquisition Review, and SHELL was permitted to discuss the contents of any such assessment reports with the party who prepared such reports.

                          (5)     [OMITTED]

                 (c)      Review Results.

                          (1)     [omitted]

                          (2)     [omitted]

                          (3)     [omitted]

                          (4)     [omitted]

         7.      DISCLAIMERS/ACKNOWLEDGMENTS.

                 (a) No Warranty; Express Or Implied. CONVEYANCE OF THE PROPERTY SHALL BE WITHOUT WARRANTY WHATSOEVER, EXPRESS, STATUTORY, OR IMPLIED AS TO TITLE, DESCRIPTION, PHYSICAL CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE PROPERTY), QUALITY, VALUE, FITNESS FOR PURPOSE, MERCHANTABILITY, OR OTHERWISE except that SHELL shall warrant title to the SHELL Property by, through and under SHELL, but not otherwise. With respect to the PLAINS Property, SHELL acknowledges that certain obligations under the Murphy/Callon Agreement must be satisfied in order to earn an interest in the title to the property covered thereby, that PLAINS shall have no responsibility whatsoever for any obligations under the Murphy/Callon Agreement, and that PLAINS makes no representations or warranties whatsoever for any obligations under the Murphy/Callon Agreement, and that PLAINS makes no representations or warranties whatsoever, express, statutory, or implied with respect to the property covered by such agreement. Grantee shall satisfy itself, prior to the Closing, as to the type, condition, quality, and extent of the property and property interests which comprise the PROPERTY it is receiving pursuant to this AGREEMENT and under this sale. GRANTEE shall have the right of full substitution and subrogation to any and all rights and actions of which GRANTOR has or may have against any and all preceding owners or vendors of the PROPERTY other than affiliates of GRANTOR.

                 (b)      Acknowledgments of GRANTEE at Closing.   By closing
on the transaction provided for in the AGREEMENT, GRANTEE shall be deemed to have acknowledged and does acknowledge and admit that: (i) GRANTEE has been given the opportunity to adequately inspect the PROPERTY for all purposes prior to Closing; (ii) GRANTEE is aware that the PROPERTY has been used for the exploration, development, production, treating, and transporting of oil and gas, and that physical changes may have occurred as a result of such use and that GRANTOR has disclosed, and GRANTEE is further aware, that there exists the possibility that there could have occurred from such use one or more releases of hazardous substances or releases of Chemical Substances [as defined in subsection 18(c)(3) below] into, or other pollution or contamination of or into, the ambient air, surface water, groundwater, or land surface and subsurface strata of any real property included in the PROPERTY and of contiguous, or a series of contiguous, real properties not associated with the PROPERTY; (iii) GRANTEE has entered into this AGREEMENT on the basis of its own investigation of the physical condition of the PROPERTY and the land related thereto (including the environmental condition of the PROPERTY); (iv) GRANTEE, with full knowledge of the foregoing and after conducting the above-described investigation and evaluation, IS ACQUIRING THE PROPERTY ON A "WHERE IS" AND "AS IS" BASIS except as otherwise noted in 7(a) above; and GRANTEE, by acquiring the PROPERTY on a "WHERE IS" and "AS IS" basis, waives any other rights of indemnification, contribution, or recourse it may have against or from GRANTOR with respect to the condition of the PROPERTY, including, without limitation, the environmental condition of the PROPERTY and damage to natural resources associated with the PROPERTY; (v) GRANTEE shall further acknowledge that it has received from GRANTOR prior to Closing a written notice pursuant to section 25359.7(a) of the California Health and Safety Code and that a copy of such written notice is attached hereto as SCHEDULE "11(b)"; and (vi) GRANTEE shall further acknowledge that it has had the full opportunity to review and is aware of the matters with respect to the PROPERTY which are identified in SCHEDULE "11(c)" attached hereto.

         8. INDEPENDENT EVALUATION. GRANTEE has made an independent evaluation of the PROPERTY and acknowledges that GRANTOR has made no statements or representations concerning the present or future value of the anticipated income, costs, or profits, if any, to be derived from the PROPERTY or the quantity and quality of any oil and gas or other minerals that may be produced from the PROPERTY and THAT GRANTOR DOES NOT IMPLIEDLY OR EXPRESSLY WARRANT DESCRIPTION, TITLE, VALUE, QUALITY, PHYSICAL CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE PROPERTY), MERCHANTABILITY, OR FITNESS FOR PURPOSE OF ANY OF THE PROPERTIES OR THE WELLS, EQUIPMENT, PIPELINES FACILITIES, OR OTHER PROPERTY LOCATED THEREON OR USED IN CONNECTION THEREWITH. GRANTEE further acknowledges that, in entering into this AGREEMENT, it has relied solely upon its independent examination of the PROPERTY and public records relating to the PROPERTY and its independent estimates, computations, evaluations, reports, and studies based thereon. All information and data furnished to GRANTEE by GRANTOR is believed to be accurate and correct to the best of GRANTOR's knowledge without investigation; however, GRANTOR makes no warranty or representation as to the accuracy or correctness of any information furnished to GRANTEE. Any reliance GRANTEE makes on such information is at GRANTEE's sole risk. GRANTEE acknowledges that it is aware that accounting reports, files, and records made available to GRANTEE during the Review Period specified in Section 6 hereof or otherwise furnished to or made available to GRANTEE for review may not incorporate all revenue and cost data up, to, and through the date of the accounting reports, files, records, or information provided, and further inquiry by GRANTEE may be required to obtain such revenue and cost data. GRANTOR will provide a copy of such revenue and cost data upon written request of the GRANTOR. Notwithstanding the foregoing, SHELL acknowledges that all information regarding the PLAINS Property has been furnished to SHELL by Murphy/Callon and that PLAINS shall have no responsibility whatsoever with respect to the accuracy or completeness of such information.

         9.      CONSENTS; PREFERENTIAL RIGHTS.

                 (a)      [omitted]

                 (b)      [omitted]

         10. TITLE. SHELL acknowledges that PLAINS has never held title to the property covered by the Murphy/Callon Agreement and has no records or information regarding title to such property and accordingly, that PLAINS makes no representations or warranties whatsoever, express, statutory or implied with respect to such property. The following provisions of this Paragraph 10 relate to the SHELL Property only.

                 (a) Title Examination. PLAINS assumes the risk of description and title to the SHELL Property and has satisfied itself with respect thereto. SHELL has made available to PLAINS for examination by PLAINS such title information and abstract coverage as were in its and its affiliates' files.

                 (b)      Significant Title Defect.

                          (1)     [omitted]

                          (2)     With regard to the case styled Kerry Moremann
vs. A.A. Cantin, et al. Case No. CV 0880364, Superior Court of the County of San Luis Obispo, the parties hereby agree that SHELL shall be responsible for the defense of this litigation, including the payment of attorney fees, and shall be responsible for losses, penalties, fines, damages or other expenses associated with or arising out of the litigation, including but not limited to the loss of any mineral interest or leasehold interest in the lands subject to the litigation. Each party shall cooperate with each other in the litigation and SHELL shall keep PLAINS apprised of the status of the litigation, including but not limited to furnishing PLAINS with copies of the pleadings and other substantive court filings. For any settlement which requires PLAINS' consent, PLAINS will not unreasonably withhold its consent.

                 (c)      Personal Property Inventory List. [omitted]

         11. REPRESENTATIONS BY SHELL. SHELL represents to PLAINS, each of which representations shall survive Closing, that as of the date of the AGREEMENT and as of Closing:

                 (a) Due Organization. SHELL Land & Energy Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. SHELL Western E&P Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

                 (b) Power. SHELL has all requisite power and authority to carry on its business as presently conducted, to enter into the AGREEMENT, to perform its obligations under the AGREEMENT. The consummation of the transactions contemplated by the AGREEMENT will not violate, nor be in conflict with, (i) any provision of its charter, operating agreement, or bylaws, or (ii) any agreement or instrument to which it is a party or is bound (except for preferential rights to purchase and required Third Party consents to assignment, if any).

                 (c) Duly Executed. The AGREEMENT has been duly executed and delivered on behalf of SHELL, and, at Closing, all documents and instruments required hereunder to be executed and delivered by it shall have been duly executed and delivered.

                 (d) No Litigation. There are no pending, or to the best of SHELL's knowledge, threatened claims, lawsuits, administrative proceedings, or governmental investigations or inquiries involving SHELL's right to consummate the sale contemplated hereunder or which have involved the Property, except those claims, lawsuits, administrative proceedings, and governmental investigations and inquires that SHELL has disclosed on attached Schedule "1(k)" and the Moremann vs. Cantin case described in Section 10(b) (2) above.

                 (e) No Liens or Royalty Obligations. Except as disclosed to PLAINS in writing on Exhibit "J", SHELL, to the best of its knowledge, is not aware of any liens, charges, encumbrances, outstanding and past due royalties or rentals under the leases and agreements covering the Property.

         12. REPRESENTATIONS OF PLAINS. PLAINS represents to SHELL, each of which representations shall survive Closing, that as of the date of the AGREEMENT and as of Closing:

                 (a) Due Organization. Plains Resources Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and is duly qualified to do business in California.

                 (b) Power. PLAINS has all requisite corporate power and authority to carry on its business as presently conducted, to enter into the AGREEMENT, to purchase the PROPERTY on the terms described in the AGREEMENT, and to perform its other obligations under the AGREEMENT. The consummation of the transactions contemplated by the AGREEMENT will not violate, nor be in conflict with, (i) any provision of its charter or bylaws or formation and governing documents or (ii) any agreement or instrument to which it is a party or is bound.

                 (c) Duly Executed. The AGREEMENT has been duly executed and delivered on behalf of PLAINS, and, at Closing, all documents and instruments required hereunder to be executed and delivered by it shall have been duly executed and delivered and the transactions contemplated hereby shall have been duly and validly authorized by all requisite corporate action.

                 (d) No Litigation. There are no pending, or to the best of PLAINS' knowledge, threatened claims, lawsuits, administrative proceedings, or governmental investigations or inquiries involving PLAINS' right to consummate the sale contemplated hereunder or which have involved the property set forth on Exhibit "A-3", except those claims, lawsuits, administrative proceedings, and governmental investigations and inquires that PLAINS has disclosed to SHELL on attached Schedule "1(n)".

                 (e) Hazardous Releases. PLAINS has received and reviewed Schedules 11(b) and(c) attached hereto.

                 (f) Environmental Conditions. PLAINS has received and reviewed Schedule "1(m)" attached hereto.

         13.     SHELL'S CONDITIONS.

                 (a)      Representations True. [omitted]

                 (b)      No Pending Suits. [omitted]

                 (c)      No Act of Termination. [omitted]

                 (d)      H-S-R. [omitted]

         14.     PLAINS' CONDITIONS. [omitted]

                 (a)      Representations True. [omitted]

                 (b)      No Pending Suits. [omitted]

                 (c)      No Act of Termination. [omitted]

                 (d)      H-S-R. [omitted]

                 (e)      No Material Change. [omitted]

         15.     OPERATIONS AND PRODUCTION PRIOR TO CLOSING:  SHELL PROPERTY

                 (a)      Operations Prior to Closing. [omitted]

                 (b) Closing Settlement. At Closing, SHELL shall pay to PLAINS a Closing Settlement herein defined as the sum of $1,060,483.00 which reflects the mutually agreed upon net cash flow before tax generated by the SHELL Property between April 1, 1997 and October 31, 1997. Notwithstanding the above, the net cash flow before tax generated by the SHELL Property excludes the costs and expenses associated with the projects described in section 25(p) and 25(q) herein. Both SHELL and PLAINS agree that the Closing Settlement sum contained in this section 15(b) shall also serve as the entire Closing Settlement between the Parties, and no post-closing settlement will be provided for herein.

                 (c) Interim Accounting, Payment and Collection Services. [omitted]

         16.     TAXES, COSTS, AND FEES.

                 (a) Taxes and Fees. GRANTEE shall pay to GRANTOR at Closing, in addition to and separate from the Closing Settlement, an amount equal to all state and local taxes payable by GRANTOR on the transfer of ownership of any tangible personal property calculated at the then-current rates. GRANTEE shall indemnify GRANTOR and hold GRANTOR harmless from any liability, including, without limitation, penalties, interest, and attorney's fees arising out of GRANTEE's failure to pay to GRANTOR at Closing, in addition to and separate from the Closing Settlement, the amount equal to all state and local taxes payable by GRANTOR on the transfer of ownership of any tangible personal property. GRANTEE shall pay all costs associated with documentary transfer taxes, other transfer taxes, and any recording costs assessed by any federal, state, county, or other governmental offices or other transfer fees, and shall indemnify and hold GRANTOR harmless for such transfer taxes, costs, and fees.

                 (b) No Brokers. Each Party shall pay and indemnify and hold the other Party harmless from any commission or brokerage fee it has incurred in connection with this transaction.

         17.     OPERATIONS BY GRANTEE.

                 (a) Compliance with Laws. GRANTEE shall comply with all applicable laws, ordinances, rules and regulations, orders, terms of permits, and authorizations of any governmental body which may have jurisdiction with respect to the PROPERTY to be transferred hereunder (including, without limitation, the filing with such governmental bodies of any and all compliance reports, notices, or other compliance documents which are due after the Closing Date regardless of the period covered by such reports, notices, or documents) and shall promptly obtain and maintain all permits and bonds required by public authorities in connection with the PROPERTY, including, without limitation, the bond required by California Public Resources Code, Section 3202, or similar statutes applicable to the PLAINS Property, if applicable, for wells which have not produced oil or gas or have not been used as injectors, for a period of five (5) years prior to Closing. Further to this obligation, with respect to the SHELL Property SHELL and PLAINS shall sign (or PLAINS shall cause the entity which is to assume operation to sign), prior to Closing, a notice or notices in the form attached hereto as SCHEDULE "21(a)" and within the time prescribed by the California Department of Conservation, Division of Oil and Gas, as required by California Resources Code, Sections 3201 and 3202, if applicable, giving notice of the transfer from SHELL to PLAINS' designated operator of each well, including each idle well, currently operated by SHELL or its predecessors which is to be transferred under this AGREEMENT. The signed notice shall designate PLAINS or its designated operator as the current operator of each such well.

                 (b) Assumption of Obligations. Upon Closing, GRANTEE shall assume, and agree to perform, at GRANTEE's sole cost and expense, whether the obligation was incurred prior to or after the Closing Date, (i) all obligations and implied covenants of GRANTOR relating to the PROPERTY (whether such obligations and covenants are to a lessor, a governmental body, or any other person or entity), including, but not limited to, (1) any obligations arising in respect to the plugging and abandonment of all existing wells (whether or not such wells are active, inactive, idle, or have been previously abandoned as of the Effective Date), (2) any obligations to file or submit compliance reports, notices, and documents required by governmental bodies, (3) the removal of related oil and gas equipment including, without limitation, pipelines, sumps, foundations, and other facilities, whether the existence of same is known or unknown to the Parties at Closing, and (4) the complete and lawful restoration and reclamation of the lands used in connection with such wells and related equipment, pipelines, sumps, and other facilities in compliance with all federal, state, and local laws, rules and regulations, including, without limitation, the California Department of Conservation, Division of Oil and Gas, with respect to such plugging and abandonment, removal and restoration and reclamation of associated lands; (ii) all obligations under licenses, permits, franchises, easements, and rights-of-way associated with or included in the PROPERTY; (iii) any obligations with respect to the reabandonment of previously abandoned wells on lands included in the PROPERTY;
(iv) any obligations with respect to Deserted Wells as defined in California Public Resources Code, Section 3237, and (v) remediation and cleanup with respect to those matters identified on SCHEDULE "11(c)" attached hereto. The assumption of obligations and liabilities by GRANTEE shall include GRANTOR's obligations and liabilities with respect to net proceeds from production attributable to interests in the PROPERTY as currently held in suspense because of a lack of identity or address of owners, title questions, change of ownership or similar reasons (as identified on SCHEDULE "18(b)" attached hereto). As set forth in section 18(a), GRANTEE shall defend, indemnify and hold GRANTOR harmless with respect to the performance or failure to perform of GRANTEE's obligations under this section 17.

         18. INDEMNIFICATION. Capitalized terms used in this section 18 which are not defined elsewhere in this AGREEMENT are defined in subsection 18(c) below.

                 (a) General Indemnity by GRANTEE. To the fullest extent permitted by law, but no further, GRANTEE shall indemnify and hold harmless GRANTOR, its Affiliates and their officers, directors, employees, and agents, from any and all Claims for which a Claim Notice is delivered to GRANTEE and such Claims directly or indirectly arise or result from or are caused by the use, operation, maintenance, occupation, ownership, or abandonment of the PROPERTY either prior to or after the Closing Date even though such Claims may have been contributed to or caused by the negligence or fault of GRANTOR prior to Closing. GRANTEE further covenants and agrees to defend any suits brought against GRANTOR, its Affiliates or their respective officers, directors, employees, and agents, on account of any such Claims indemnified hereunder and to pay or discharge the full amount or obligation of such Claims incurred by, accruing to, or imposed on GRANTOR, its Affiliates or their respective officers, directors, employees, and agents, resulting from any such suit or suits. In addition, GRANTEE shall pay to GRANTOR, its Affiliates or their respective officers, directors, employees, or agents, as applicable, all reasonable attorneys' fees incurred by GRANTOR, its Affiliates or their respective officers, directors, employees, or agents, as applicable, in enforcing GRANTEE's indemnity in this subsection 18(a).

                 (b) Environmental Indemnity by GRANTEE. To the fullest extent permitted by law, but no further, GRANTEE shall indemnify and hold harmless GRANTOR, its Affiliates and their respective officers, employees, and agents, from and against any and all Environmental Claims or Environmental Cleanup Liability for which a Claim Notice is delivered to GRANTEE and which Arises directly or indirectly from the use, operation, maintenance, occupation, ownership or abandonment of the PROPERTY either prior to or after the Closing Date, with respect to any Environmental Claim or Environmental Cleanup Liability initially made against or sought to be imposed upon GRANTOR, its Affiliates or their respective officers, directors, employees and agents even though caused, or contributed to, by the negligence or fault of GRANTOR, including any such Environmental Claims or Environmental Cleanup Liability caused by the willful misconduct or gross negligence of GRANTOR. GRANTEE further covenants and agrees to defend any suits or administrative proceedings brought against GRANTOR, its Affiliates and their respective officers, directors, employees, and agents on account of any such Environmental Claims or Environmental Cleanup Liability and to pay or discharge the full amount or obligation of such Environmental Claims or Environmental Cleanup Liability incurred by, accruing to, or imposed on GRANTOR, its Affiliates, or their respective officers, directors, employees, or agents, as applicable, resulting from any such suit or suits or any amounts resulting from the settlement or resolution of such suit or suits or administrative proceedings. In addition, GRANTEE shall pay to GRANTOR, its Affiliates, or their respective officers, directors, employees, or agents, as applicable, all attorneys' fees incurred by GRANTOR, its Affiliates, or their respective officers, directors, employees, or agents, as applicable, by GRANTOR in enforcing GRANTEE's indemnity in this subsection 18(b).

                 (c)      Definitions.  For purposes of this Agreement:

                          (1)     "Affiliate" shall mean a Party's "Parent
Company" and "Affiliated Companies." "Parent Company," "Affiliated Companies," and "Controlling Interest" shall have the following meanings:

                                 (i)       A Party's "Parent Company" shall
mean an entity having a "Controlling Interest" in such Party;

                                (ii)       A Party's "Affiliated Companies"
shall mean any and all entities in which the Party or the Parent Company of such Party has a direct or indirect "Controlling Interest;" and

                               (iii)       "Controlling Interest" shall mean a
legal or beneficial ownership of fifty percent (50%) or more of the voting stock or other voting rights in an entity.

                          (2)     "Arises."  An Environmental Claim or
Environmental Cleanup Liability shall be deemed to Arise upon (i) each discrete, operationally-related Release of a Chemical Substance, as measured on a daily basis, or (ii) each discrete, operationally-related occurrence of pollution, contamination, or migration, as measured on a daily basis.

                          (3)     "Chemical Substances" shall mean any chemical
substance, including, but not limited to, any sort of pollutants, contaminants, chemicals, raw materials, intermediates, products, industrial, solid, toxic, or hazardous substances, materials, wastes, or petroleum products, including crude oil or any component thereof.

                          (4)     "Claims" shall mean any and all claims,
demands, loss, liability, liens, demands, judgments, settlements, suits, causes of action, fines, penalties, compliance, costs, and any costs, expenses, and fees associated with the investigation, defense, and resolution of the foregoing, including without limitation, reasonable attorney's fees. Claims may be based on any theory of tort, contract, strict liability, statutory liability (including, without limitation, fines, penalties, obligations, or requirements), or any other basis for liability and shall include, without limitation, any Claims arising, occurring, or resulting from, related to, or based on the injury, disease, or death of any persons (including, without limitation, the Indemnifying Party's employees, agents and representatives), or damage to, loss or destruction of any property, real or personal (including, without limitation, the Indemnifying Party's property).

                          (5)     "Claim Notice" shall mean a notice delivered
to either Party, in writing, that the other Party has received a claim or demand from a Third Party or been served with process by or on behalf of a Third Party asserting Claims, Environmental Claims, or Environmental Cleanup Liability which is indemnified hereunder.

                          (6)     "Environmental Claim" shall mean any claim,
demand, action, suit, or proceeding for the injury, disease, or death of any person (including, without limitation, the Indemnifying Party's employees, agents, and representatives), property damage, damage to the environment, or damage to natural resources made, asserted, or prosecuted by or on behalf of any Third Party (whether based on negligent acts or omissions, statutory liability, or strict liability without fault or otherwise) arising or alleged to arise under any Environmental Law. Environmental Claim includes any damages, settlement amounts, fines, and penalties assessed or costs of complying with any orders or decrees of courts, administrative tribunals, or other governmental entities (other than such compliance costs related to Environmental Cleanup Liability) associated with resolving such claims, demands, actions, suits, or proceedings and any costs, expenses, and fees, including, without limitation, reasonable attorney's fees incurred in the investigation, defense, and resolution of such claims, demands, actions, suits, and proceedings.

                          (7)     "Environmental Cleanup Liability" shall mean
any cost or expense of any nature whatsoever incurred (in order to comply with the provisions of any Environmental Law or the provisions of any order or decree of any court or administrative or regulatory tribunal or agency enforcing any Environmental Law) to contain, remove, remedy, respond to, clean up, or abate any Release of Chemical Substances or other contamination or pollution of the air, surface water, groundwater, land surface, or subsurface strata related to the operation, use, maintenance and ownership of the PROPERTY, whether such Release, contamination or pollution is located on, within, under, or above real property included in the PROPERTY ("on site") or is located off site, including, but not limited to, any Release of Chemical Substances or other contamination or pollution arising out of or resulting from the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, for on site or off site use, treatment, handling, storage, disposal, or transportation of any Chemical Substances. Environmental Cleanup Liability includes, without limitation, any judgments, damages, settlements, costs, or expenses (including, without limitation, attorneys', consultants', and experts' fees and expenses) incurred with respect to (i) any investigation, study, assessment, legal representation, cost recovery by a governmental agency or Third Party, or monitoring or testing in connection therewith, (ii) the PROPERTY as a result of actions or measures necessary to implement or effectuate any such containment, removal, remediation, response, cleanup, or abatement, and (iii) the resolution of such liabilities.

                          (8)     "Environmental Law" means any statutes,
rules, regulations, controlling judicial decisions, or legal requirements relating to or regulating the pollution, protection, or cleanup of the environment or damage to or remediation of damage to real property and natural resources (including, but not limited to, ambient air, surface water, groundwater, and land surface or subsurface strata) including, without limitation, legal requirements contained in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Section 9601 et seq., as amended (CERCLA); the Resources Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., as amended (RCRA); the Superfund Amendments and Reauthorization Act of 1986, Pub. L. 99- 499, as amended (SARA); the Clean Air Act, 42 U.S.C. Section 7401, et seq., as amended; Federal Water Pollution Control Act, 33 U.S.C. Section 2601 et seq., as amended; National Environmental Policy Act, 42 U.S.C. Section 4321, et seq., as amended (NEPA); and the Safe Drinking Water Act, 42 U.S.C., Section 300 j-l, et seq., as amended; and/or any other federal, state, or local laws, statutes, ordinances, rules, regulations, or orders (including decisions of any court or administrative body) relating to the pollution, protection, or cleanup of the environment as specified above. Environmental Law shall also mean the Toxic Substance Control Act, 25 U.S.C. Section 1502, et seq., as amended (TOSCA) and/or any other federal, state (including, without limitation, laws with respect to trespass, nuisance, and other torts or similar legal theories which may be applied to establish liability or responsibility for Environmental Cleanup or Environmental Claims) or local laws, statutes, ordinances, rules, regulations, or orders (including decisions of any court or administrative body) relating to (i) release, containment, removal, remediation, response, cleanup, or abatement of any sort of Chemical Substance, (ii) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, disposal, or transportation of any Chemical Substance, (iii) exposure of persons, including employees of GRANTOR or GRANTEE, to any Chemical Substance and other occupational safety or health matters, or (iv) the physical structure or condition of a building, facility, fixture, or other structure, including, without limitation, those relating to the management, use, storage, disposal, cleanup, or removal of asbestos, asbestos- containing materials, polychlorinated biphenyls, or any other Chemical Substance.

                          (9)     "Release" shall mean any spilling, leaking,
pumping, pouring, emitting, emptying, discharging, escaping, leaching, dumping, or disposing of any Chemical Substance into the environment (including, but not limited to, the ambient air, surface water, groundwater, and land surface or subsurface strata) of any kind whatsoever (including also the abandonment or discarding of barrels, containers, tanks, or other receptacles containing or previously containing any Chemical Substance).

                          (10)    "Third Party" shall mean any person (other
than a Party or its Affiliates) including, without limitation, any such natural person, business entity (corporation, partnership, trust, sole proprietorship, or other business entity), any federal, state, or local governmental entity, agency, or administrative body, employee of GRANTEE or of GRANTOR, former employee of GRANTEE or of GRANTOR, or their respective legal representatives, heirs, beneficiaries, or estates.

                 (d) Indemnified Party's Participation. Any indemnified Party shall have the right at all times, if it so elects and without relieving the indemnifying Party of its obligations to defend hereunder, to participate in the preparation for and conducting of any hearing or trial related to these indemnification provisions, as well as the right to appear on its own behalf at any such hearing or trial. Any such participation or appearance by an indemnified Party shall be at its sole cost and expense.

                          An indemnified Party shall not execute a consent
order nor accept any settlement regarding an indemnified matter without the indemnifying Party's prior written approval. The indemnified Party shall cooperate fully with the indemnifying Party in the defense of any matter hereunder by the indemnifying Party and shall take those actions reasonably, within its power to take which are reasonably necessary to preserve any legal defenses to indemnified matters hereunder until the indemnifying Party has assumed the defense of the matter.

                 (e) GRANTEE'S Indemnification and Financial Obligations to GRANTOR to Survive Assignment. All of GRANTEE's obligations hereunder, including, but not limited to, those contained in Sections 17 and 18 hereof, shall continue as between GRANTEE and GRANTOR even though GRANTEE assigns its interest in the PROPERTY or in this AGREEMENT to another party unless GRANTOR specifically consents in writing to the assignment of these obligations. GRANTOR shall have full and unfettered discretion to approve or disapprove the release of GRANTEE from such obligations in connection with an assignment, and shall in no event be required to approve the assignment of such obligations to a party less creditworthy than GRANTEE.

                 (f) SHELL Acknowledgment. SHELL acknowledges that with respect to the PLAINS Property, PLAINS shall not have any obligations nor incur any liabilities under or in connection with the Murphy/Callon Agreement or the property which is subject thereto and that in accordance with this Paragraph 18 SHELL will indemnify and hold PLAINS harmless with respect to any Claims resulting from or arising in connection with PLAINS having been a party to the Murphy/Callon Agreement.

         19.     EXISTING CONTRACTS.

                 (a) Assumption of Contracts. The exchange contemplated hereunder shall be made subject to any and all existing operating agreements, unit agreements, gas purchase agreements, and gas processing agreements, as well as any and all other agreements, permits, franchises, leases, licenses, easements, and rights-of-way to which the PROPERTY is subject as identified on attached Exhibit "L". To the extent such agreements may be assigned and delegated, GRANTEE shall assume and be responsible for all obligations of GRANTOR accruing under such agreements.
If such agreements may not be assigned or delegated, GRANTOR may, at its sole discretion, perform such agreements on behalf of GRANTEE and GRANTEE shall promptly, upon notice, reimburse GRANTOR for its respective costs, expenses, and obligations incurred in performing such agreements.

                 (b) SHELL acknowledges that PLAINS has no information nor duty to inquire regarding any agreements or encumbrances relating to the property covered by the Murphy/Callon Agreement and that SHELL shall indemnify and hold PLAINS harmless with respect to any Claims relating to or arising in connection with such any such agreements or encumbrances.

         20. NOTICES. All notices and communications required or permitted under this AGREEMENT shall be in writing, delivered to or sent by U. S. Mail or nationally recognized commercial courier service, postage or delivery charges prepaid, or by telecopy, addressed as follows (or such other address as may be specified by ten (10) days prior written notice to the other Party):

                                  SHELL

                                  Shell Land & Energy Company, and
                                  Shell Western E&P Inc.
                                  c/o Shell Exploration & Production Company
                                  910 Louisiana St.
                                  P.O. Box 2463
                                  Houston, Texas 77252
                                  Attention: Bill Bliss, Investor Relations
                                  Telecopier: (713) 241-4764

                          With a copy to:

                                  Aera Energy LLC
                                  P. O. Box 11164
                                  Bakersfield, CA  93389-1164
                                  Attention:  Strategic Development Group
                                  Telecopier No.  (805) 326-5490

                                  PLAINS

                                  C/O STOCKER RESOURCES INC.
                                  Attention:  Larry Morton
                                  5640 South Fairfax Avenue
                                  Los Angeles CA  90056
                                  Telecopier No. (213) 296-9375

                          With a copy to:

                                  Plains Resources
                                  1600 Smith Street
                                  Houston, Texas 77002
                                  Attention: Don Trimble
                                  Telecopier No.  (713) 654-1523

Notice shall be deemed to have been duly given when delivered to or sent to the other Party in the manner prescribed herein and actually received by the Party to whom the notice is given.

         21. PARTIES IN INTEREST. Subject to subsection 25(d) below, this AGREEMENT shall inure to the benefit of and be binding upon SHELL and PLAINS and their respective successors and assigns. However, no assignment by any Party shall relieve any Party of any duties or obligations under this AGREEMENT.

         22. COMPLETE AGREEMENT. When executed by the authorized representatives of SHELL and PLAINS, this AGREEMENT, together with the executed copies of the exhibits hereto and documents referred to herein, shall supersede all prior written or oral and all contemporaneous oral agreements and understandings between the Parties, including, without limitation, all and any bid solicitation, bid offer, and bid acceptance letters, and shall constitute the complete agreement between the Parties regarding the purchase and sale of the PROPERTY.

         23.     SHELL ACTION. [omitted]

         24. APPLICABLE LAW. THIS AGREEMENT, OTHER DOCUMENTS EXECUTED AND DELIVERED PURSUANT HERETO, AND THE LEGAL RELATIONS BETWEEN THE PARTIES WITH RESPECT TO THIS AGREEMENT, SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO RULES CONCERNING CONFLICTS OF LAWS; PROVIDED THAT THE VALIDITY OF THE VARIOUS CONVEYANCES TRANSFERRING TITLE TO REAL PROPERTY AND REAL PROPERTY INTERESTS UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE JURISDICTION IN WHICH SUCH REAL PROPERTY OR REAL PROPERTY INTERESTS ARE LOCATED.

         25.     MISCELLANEOUS PROVISIONS.

                 (a) Captions. Captions have been inserted for reference purposes only and shall not define or limit the terms of this AGREEMENT.

                 (b) Partial Invalidity. If any provision of this AGREEMENT is held invalid, such invalidity shall not affect the remaining provisions.

                 (c) Modification. This AGREEMENT cannot be modified or amended except by a written instrument duly executed by SHELL and PLAINS.

                 (d) Assignment. Neither SHELL nor PLAINS, without the prior written consent of the other Party, shall assign any right or obligation under this AGREEMENT, or attempt to delegate any duty to be performed under this AGREEMENT, except that either party may make such an assignment and/or delegation to an Affiliate without the consent of the other party. Consent to assign shall not be unreasonably withheld by either Party. Any attempted assignment or delegation without such consent shall be void and of no effect. No assignment or delegation shall release any party from its obligations under this Agreement.

                 (e) Counterparts. This AGREEMENT may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

                 (f) Expenses. Except as otherwise expressly provided herein, all expenses incurred by each Party in connection with the transaction contemplated herein, including, without limitation, attorney's fees, are for the account of the Party incurring the same and the Party incurring such expenses shall defend, indemnify, and hold harmless the other Party from and against such expenses.

                 (g) Signs. SHELL shall have the right, but not the obligation, to remove all of SHELL's signs, placards, notices, or other posted documents or information, and any other like property which refers to SHELL's ownership of the SHELL Property or responsibility for the operations conducted thereon.

                 (h) Press Releases. No information in connection with this exchange shall be released to the public, including, without limitation, through press releases, without the express written permission of SHELL, unless required by applicable federal, state or local laws.

                 (i) No Recording. This AGREEMENT shall not be recorded or filed by any Party or their successors or assigns, in or with any public or governmental office, officer, agency, or records repository without the prior written consent of the other Party.

                 (j) Survival. All representations, indemnifications, covenants, obligations, and promises of the Parties set forth in this AGREEMENT shall survive Closing. All documents conveying, transferring, or assigning the PROPERTY shall incorporate by reference the terms and conditions of this AGREEMENT.

                 (k) Exhibits and Schedules. The Exhibits and Schedules listed below are attached to this AGREEMENT:

                          EXHIBIT "A-1"            The SHELL Property

                          EXHIBIT "A-2"            The PLAINS Property and
                                                   Waiver(s)

                          EXHIBIT "A-3"            Preferred Stock and Warrant

                          EXHIBIT "B-1"            SHELL Assignment and
                                                   Conveyance and Grant Deed

                          EXHIBIT "B-2"            Assignment

                          EXHIBIT "C"              Personal Property Agreement
                                                   and Bill of Sale

                          EXHIBIT "D"              GRANTOR Non-foreign
                                                   Affidavit

                          EXHIBIT "E"              Indemnification Agreement

                          EXHIBIT "F"              GRANTEE Non-foreign
                                                   Affidavit

                          EXHIBIT "J"              Specifically Listed Liens,
                                                   Encumbrances, Past Due
                                                   Royalties and Rentals

                          EXHIBIT "K"              Confidentiality Agreement

                          EXHIBIT "L"              Specifically Listed
                                                   Contracts

                          SCHEDULE "1(e)"          Specifically Listed
                                                   Rights-of-Way, etc.

                          SCHEDULE "1(g)"          Specifically Listed Salt
                                                   Water Disposal and Water
                                                   Wells

                          SCHEDULE "1(h)"          Specifically Listed
                                                   Facilities and Equipment

                          SCHEDULE "1(k)"          SHELL Threatened Litigation

                          SCHEDULE "1(m)"          SHELL Environmental
                                                   Conditions

                          SCHEDULE "1(n)"          PLAINS Threatened Litigation

                          SCHEDULE "11(b)"         Notice of Releases

                          SCHEDULE "11(c)"         List of Oil Spill Reports
                                                   and Consultant's Reports

                          SCHEDULE "12(d)"         Pending Litigation

                          SCHEDULE "18(b)"         Suspense Items

                          SCHEDULE "21(a)"         Notice of Well Transfers

                          SCHEDULE "25"(r)         Service Contract

                          SCHEDULE "26"            Terms of Call on Production

                 (l) Time of Essence. Time is of the essence in the performance of this AGREEMENT.

                 (m) H-S-R. If either GRANTOR or GRANTEE determine that the Hart-Scott-Rodino Antitrust Improvements Act of 1976 is applicable to this transaction, then the Parties which are required to file shall file with the Federal Trade Commission and the Department of Justice the required notifications, reports, and supplemental information to comply in all respects with the requirements of said Act.

                 (n) No Partnership. Nothing contained in this AGREEMENT shall be deemed to create a joint venture, partnership, tax partnership, or agency relationship between the Parties.

                 (o) File Transfers. Within a reasonable time after Closing, but no later than 45 days after Closing, SHELL will transfer to PLAINS, subject to SHELL's continuing right of access as hereinafter set forth, the following original SHELL files, records, documents, and data relating to the SHELL Property: oil, gas and mineral lease, division orders, transfer orders, letters-in-lieu, environmental, fee, easement and right-of-way, surface lease, operating agreement, farmout, unitization and pooling and land abstract files and records as well as original well record files on all wells including but not limited to production histories and well logs, (i.e., all wells situated on the SHELL Property geologic data, maps and accounting files) but save, less and except therefrom all Proprietary Data which shall include, without limitation, (i) all privileged or confidential data, (ii) any interpretive geological and geophysical information which may reveal the methods used by SHELL in interpreting geological and geophysical information, economic analysis, and any information or other similar proprietary data which might reveal SHELL's economic guidelines or other methods or systems by which SHELL conducts its economic analysis, and (iii) any similar proprietary data.

                          SHELL retains the right of complete access to the
above files and records, which right of access may be exercised by SHELL at reasonable times, upon giving PLAINS reasonable notice and which shall include, at SHELL's sole cost and expense, the right to copy or duplicate any and all contents therein. Should SHELL be required by a governmental rule or order to produce the original of any document described in this subsection, PLAINS will, to the best of its ability, make such document available to enable SHELL to comply with said rule or order upon receiving proper assurance that such document will be promptly returned to PLAINS.

                          After Closing, SHELL shall grant PLAINS the right of
access to the following SHELL files, records, documents, and data relating to the SHELL Property: division order, transfer order, letters-in-lieu, regulatory, accounting, marketing, environmental, pipeline, maintenance, transportation, processing, production, and engineering files and records not conveyed and transferred to PLAINS; however, this right of access shall not extend to or cover Proprietary Data as defined herein. PLAINS' right of access may be exercised at reasonable times, upon giving SHELL reasonable notice and shall include, at PLAINS' sole cost and expense, the right to copy any and all contents therein not otherwise excluded subject to the following: (1) only division of interest sheets, division orders, transfer orders, letters-in-lieu, title opinions, and title curative material may be copied from division order files, and (2) only gas contracts and amendments or agreements relating thereto and pertinent outside correspondence may be copied from gas files. Should PLAINS be required by a governmental rule or order to produce the original of any document to which the right of access has been granted by this subsection, SHELL will, to the best of its ability, make such document available to enable PLAINS to comply with said rule or order upon receiving proper assurance that such document will be promptly returned to SHELL.

                          SHELL acknowledges that PLAINS has no files or
records on the PLAINS Property.

                 (p) Rule 430 Nox Reduction Liability. SHELL agrees to be responsible for all costs, expenses, and equipment or facility modifications necessary to bring the equipment and facilities into compliance with Rule 430 (reduction of Nox to 30 ppm) as in effect on the Closing Date for all equipment associated with the SHELL Property prior to Closing. SHELL agrees to be liable and to hold PLAINS harmless for any penalties, fines or costs associated with any noncompliance of Rule 430 by May 1, 1997. PLAINS agrees to provide access to such equipment as is necessary to perform any modification or repairs required to achieve compliance with such rule.

                 (q) Pismo Creek Pipeline Crossing Expenses. SHELL agrees that it is solely responsible for the costs and expenses attributable to the construction of the pipeline crossing over Pismo Creek and the associated bridge work on the SHELL Property and will indemnify and hold PLAINS harmless for any such cost or expense.

                 (r) Operational Continuity. SHELL agrees to work with PLAINS to ensure that the operations of the SHELL Property are efficiently transferred to PLAINS so that PLAINS has adequate manpower and the expertise necessary to operate the SHELL Property at the time of transfer. SHELL agrees with PLAINS to enter into the Services Contract set forth on Schedule 25(r).

         26. CALL ON PRODUCTION. Until December 1, 1997, SHELL shall retain a call on all crude oil production from the SHELL Property. Pricing for such production shall be as set forth on Schedule 26.

                 EXECUTED by the Parties hereto as indicated below by the signatures of their respective representatives; however, for identification purposes, this AGREEMENT shall be deemed dated as of the date the last Party hereto signs this AGREEMENT.

                                        SHELL Land & Energy Company


                                        By:    /s/ D. S. BRIDGES
                                            ------------------------------------

                                        Title:     Attorney-in-Fact
                                               ---------------------------------

                                        Date:      November 12, 1997
                                               ---------------------------------


                                        SHELL Western E&P Inc.


                                        By:    /s/ CHRIS BOYD
                                            ------------------------------------

                                        Title:     Attorney-in-Fact
                                               ---------------------------------

                                        Date:      November 12, 1997
                                               ---------------------------------


                                        Plains Resources Inc.


                                        By:    /s/ PHIL KRAMER
                                            ------------------------------------

                                        Title:     Senior Vice President
                                               ---------------------------------

                                        Date:      November 12, 1997
                                               ---------------------------------